UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2023

S&W SEED COMPANY

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-34719	27-1275784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Ken Pratt Blvd, Suite 201
Longmont, Colorado		80501
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 720 506-9191

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SANW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2023, upon the recommendation of the Nominating and Governance Committee of the S&W Seed Company (the "Company") Board of Directors (the “Board”), the Board appointed Elizabeth (Betsy) Horton to serve as a director of the Company until the 2023 Annual Meeting of Stockholders, and until her successor is duly elected and qualified, or until her earlier death, resignation or removal.

On April 27, 2023, Ms. Horton notified the Company of her intent to resign from her positions as Chief Financial Officer and corporate Secretary of the Company effective upon the close of business on the earlier of (i) the day on which the Company files its Quarterly Report on Form 10-Q for the Quarter ended March 31, 2023 and (ii) May 15, 2023.

On April 27, 2023, the Board also appointed Vanessa Baughman as the Company’s Interim Chief Financial Officer and corporate Secretary, effective concurrent with Ms. Horton’s resignation as Chief Financial Officer and corporate Secretary of the Company. Ms. Baughman’s appointment is expected to end on September 30, 2023 unless her interim position is mutually extended. Prior to joining the Company, Ms. Baughman, 53, served as Chief Financial Officer, Vice President of Finance of AgReliant Genetics, LLC, the largest North American company focused solely on seed, headquartered in Westfield, Indiana, where she served as CFO from January 2019 to March 2023. From January 2000 to January 2019, Ms. Baughman held numerous finance roles of increasing responsibility at Monsanto Company, a previously public agrochemical and agricultural biotechnology corporation acquired by Bayer in June 2018, including as US Strategic Account, Distribution Strategy and Licensing Finance Lead, Global Commercial Crop Protection and Seed Applied Solutions Finance Lead and, most recently, NALAN Supply Chain Finance Lead from September 2017 to January 2019. Ms. Baughman received a B.S. in Accounting from University of Holy Cross and an MBA from the University of New Orleans. She has also completed the General Management Program certification at the Wharton School of Business at the University of Pennsylvania.

Ms. Baughman will receive a bi-weekly salary of $11,538.46 and will be eligible to receive a bonus comprised of up to $50,000 upon completion of her interim position and successfully meeting certain performance goals. Ms. Baughman is eligible to participate in the Company’s employee benefit plans, policies and arrangements that are applicable to its other executive officers. The Company also entered into its standard form of indemnification agreement with Ms. Baughman.

There are no family relationships between Ms. Baughman and any of the Company’s current or former directors or executive officers. Ms. Baughman is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S&W SEED COMPANY

Date:	April 27, 2023	By:	/s/ Mark W. Wong
Mark W. Wong President and Chief Executive Officer